Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

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Registration Statement Nos. 333-271656 and 333-276393 on Form S-8 pertaining to the Amended and Restated 2019 Inducement Equity Plan
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Registration Statement Nos. 333-281190, 333-269600 and 333-263009 on Form S-8 pertaining to the 2021 Amended and Restated Stock Option and Incentive Plan
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Registration Statement Nos. 333-232491 and 333-236872 on Form S-8 pertaining to the 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan
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Registration Statement No. 333-234803 on Form S-8 pertaining to the 2019 Inducement Equity Plan
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Registration Statement No. 333-239718 on Form S-8 pertaining to the Amended and Restated 2019 Stock Option and Incentive Plan
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Registration Statement No. 333-252393 on Form S-8 pertaining to the Eidos Therapeutics, Inc. Amended and Restated 2018 Stock Option and Incentive Plan and Eidos Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan
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Registration Statement No. 333-252394 on Form S-8 pertaining to the Amended and Restated 2019 Stock Option and Incentive Plan and Amended and Restated 2019 Employee Stock Purchase Plan
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Registration Statement Nos. 333-271650, 333-273452 and 333-275280 on Form S-3ASR

of our reports dated February 20, 2025, relating to the consolidated financial statements of BridgeBio Pharma, Inc. and the effectiveness of BridgeBio Pharma, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California

February 20, 2025